UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2013

INTUITIVE SURGICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1266 Kifer Road

Sunnyvale, California 94086

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (408) 523-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 29, 2013, Intuitive Surgical, Inc. (“Intuitive” or the “Company”) entered into a Master Confirmation and Supplemental Confirmation (the “ASR Agreement”) with Goldman, Sachs & Co. (“Goldman”) relating to an accelerated share repurchase program (the “ASR Program”). Pursuant to the terms of the ASR Agreement, Intuitive will repurchase $500 million of its common stock from Goldman. This accelerated share repurchase is part of the Company’s approximately $1.5 billion available for share repurchases.

On August 1, 2013, Intuitive will make a payment of $500 million to Goldman against the delivery of shares by Goldman to it. A majority of the shares owed to the Company by Goldman will be delivered within the first two weeks of the ASR Program. The number of shares to be repurchased under the ASR Program by Intuitive will at least be equal to a minimum number of shares established by Goldman during an initial hedge period for the ASR Program. Purchases under the ASR Agreement are subject to provisions that will establish the number of shares based on the average daily volume-weighted average share price over an initial hedge period. Intuitive expects all ASR Program purchases to be completed by October 29, 2013, although the completion date may be accelerated at Goldman’s option. The actual number of shares repurchased will be determined at the completion of the ASR Program.

The ASR Agreement contains the principal terms and provisions governing the ASR Program, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the specific circumstances under which Goldman is permitted to make adjustments to valuation periods, the specific circumstances under which the ASR Program may be terminated early, certain specific circumstances under which Goldman may deliver fewer than the minimum number of shares specified by provisions and various acknowledgements, representations and warranties made by Intuitive and Goldman to one another.

Item 7.01.	Regulation FD Disclosure

On July 25, 2013, the Board of Directors of the Company authorized the Company to repurchase an additional $779 million of the Company’s outstanding common stock. With this authorization, the total amount available for share repurchases by the Company is approximately $1.5 billion, which includes approximately $721 million remaining from the previous authorizations.

A copy of Intuitive’s press release announcing the expansion of the Company’s share repurchase program to approximately $1.5 billion is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including information incorporated herein by reference, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Intuitive Surgical, Inc., dated July 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: July 29, 2013	By	/s/ Marshall L. Mohr
Name: Marshall L. Mohr
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Intuitive Surgical, Inc., dated July 29, 2013.